                                                                    EXHIBIT 10.3

PAYMENT OF THE PRINCIPAL AMOUNT OF, ACCRUED INTEREST ON, FEES AND EXPENSES RELATING TO, AND ANY OTHER INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO THE EXTENT AND IN THE MANNER PROVIDED IN THAT CERTAIN SUBORDINATION AGREEMENT REFERRED TO BELOW. HOLDER AND ANY SUBSEQUENT HOLDER OF THIS NOTE, BY ACCEPTANCE HEREOF, ACKNOWLEDGE AND AGREE TO BE BOUND BY SUCH SUBORDINATION AGREEMENT.

THIS NOTE AND THE SALE AND ISSUANCE OF THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. SUCH SECURITIES SHALL HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE BORROWER, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THE CONVERSION OF THIS NOTE IS SUBJECT TO THE APPLICABLE RE-QUIREMENTS OF THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED.


                SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE




$5,000,000                                                        April 20, 2001


              FOR VALUE RECEIVED, the undersigned, FUTURELINK CORP, a Delaware corporation ("Borrower"), promises to pay to PEQUOT PRIVATE EQUITY FUND II, L.P., a Delaware limited partnership ("Holder"), the principal sum of FIVE MILLION DOLLARS ($5,000,000), or such lesser amount advanced hereunder, with interest from the date hereof, at the rate of ten percent (10%) per annum on the outstanding unpaid balance until paid or until Default (as defined in Section
4), both principal and interest being payable in lawful money of the United States of America, at 500 Nyala Farm Road, Westport, Connecticut 06880, or at such place as the Holder may designate in writing. The obligations of the Borrower under this Note are secured as set forth in the Security Agreement dated as of the date hereof between the Borrower, the subsidiary guarantors named therein (the "Subsidiary Guarantors") and the Holder (as modified and supplemented and in effect from time to time, the "Security Agreement"). The principal under this Note shall be advanced by Holder to the Borrower as follows:

       (i) Upon the Borrower's request, the Holder shall advance to the Borrower on the date hereof the principal amount of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) (the "Initial Advance"); and

       (ii) Upon the Borrower's request, the Holder shall advance to the Borrower an additional principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) (the "Subsequent Advance") upon the earlier to occur of (A) the closing of the next round of equity or convertible debt financing in which the Borrower receives aggregate gross proceeds of at least $5,000,000 (excluding amounts received upon conversion of this Note, including amounts from both the Initial Advance and the Subsequent Advance) (a "Subsequent Financing") and (B) May 31, 2001. The obligation of the Holder to make the Subsequent Advance is subject to the condition that, both immediately prior to the making of such Subsequent Advance and after giving effect thereto and to the intended use thereof (a) no Default shall have occurred and be continuing, and (b) the representations and warranties made by the Borrower in Section 2 hereof shall be true and complete on and as of the date of the making of such Subsequent Advance with the same force and effect as if made on and as of such date. The request for the Subsequent Advance by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence.

       The principal and interest on this Note shall be due and payable as follows:

       (i) The entire unpaid balance shall be due and payable in full on June 30, 2001 (the "Due Date"); and

       (ii) Interest shall be due and payable on the Due Date. All computations of interest payable hereunder shall be on the basis of a 360-day year and actual days elapsed in the period of which such interest is payable.

              The principal under this Note and all interest accrued hereon may not be prepaid without the written consent of the Holder.

ANY PAYMENT OF THE PRINCIPAL AMOUNT OF, ACCRUED INTEREST ON, FEES AND EXPENSES RELATING TO, AND ANY OTHER INDEBTEDNESS

EVIDENCED BY THIS NOTE SHALL BE SUBORDINATED TO THE EXTENT AND IN THE MANNER PROVIDED IN THAT CERTAIN PEQUOT SUBORDINATION AGREEMENT BETWEEN HOLDER AND FOOTHILL CAPITAL CORPORATION, A CALIFORNIA CORPORATION (THE "SUBORDINATION AGREEMENT"). HOLDER AND ANY SUBSEQUENT HOLDER OF THIS NOTE, BY ACCEPTANCE HEREOF, ACKNOWLEDGE AND AGREE TO BE BOUND BY THE SUBORDINATION AGREEMENT.

       1.     Optional Conversion.

              (a) Subject to Section 1(c), at the sole option of the Holder, the Initial Advance and any accrued interest thereon may be converted into Units (as defined in Exhibit A hereto), generally in accordance with the terms of Exhibit A hereto (which terms shall be subject to the execution of definitive agreements); provided, however, that the conversion price of the underlying preferred stock and common stock shall be as set forth in Exhibit A hereto. The Holder's option to convert this Note under this Section 1 may be exercised until all amounts due under this Note are paid in full.

              (b) Subject to Section 1(c), at the sole option of the Holder, the Subsequent Advance and any accrued interest thereon may be converted into Units (as defined in Exhibit A hereto), generally in accordance with the terms of Exhibit A hereto (which terms shall be subject to the execution of definitive agreements); provided, however, that the conversion price of the underlying preferred stock and common stock shall be as set forth in Exhibit A hereto.

              (c) The Holder's right to convert this Note shall commence upon the earlier to occur of (i) the closing of a Subsequent Financing and (ii) May 31, 2001, and shall continue until all amounts due under this Note are paid in full.

       2. Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Holder as follows:

              2.1. Organization and Qualification; Subsidiaries.

              (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Borrower has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to issue this Note and to enter into the Security Agreement. The issuance of this Note and the transactions contemplated hereby (including Exhibit A hereto) have been approved by a special disinterested committee of the Board of Directors of the Borrower.

              (b) Each of the Subsidiary Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate, partnership or limited liability company power and authority to own its properties and to carry on its business as it is now being conducted, and to enter into the Subsidiary Guaranty dated as of the date hereof between the Subsidiary Guarantors and the Holder (the "Subsidiary Guaranty") and the Security Agreement.

              (c) Each of the Borrower and the Subsidiary Guarantors is duly qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for any failures to be so qualified or to be in good standing as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the financial condition, results of operations, business or prospects of the Borrower and its Subsidiaries taken as a whole (a "Material Adverse Effect").

              (d) Schedule 2.1(d) sets forth the name of each Subsidiary of the Borrower (whether owned, directly or indirectly, through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiary Guarantors are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Borrower free and clear of all Liens, except as set forth in
Schedule 2.1(d). The following information for each Subsidiary Guarantor is set forth in Schedule 2.1(d), if applicable: (i) its name and jurisdiction of incorporation or organization, and (ii) the type of and percentage interest held by the Borrower in such Subsidiary Guarantor and the names of and percentage interest held by the other interest holders, if any, in the Subsidiary Guarantor. For purposes of this Note, "Subsidiary" shall mean with respect to any person, any corporation, partnership, limited liability company, joint venture, business trust or other entity, of which such person, directly or indirectly, owns or controls 50% or more of the securities or other interests entitled to vote in the election of directors or others performing similar functions with respect to such corporation or other organization, or to otherwise control such corporation, partnership, limited liability company, joint venture, business trust or other entity.

              2.2. Authority Relative to Agreements; Board Approval.

              (a) The execution, delivery and performance of this Note and the Security Agreement, have been duly and validly authorized by all necessary corporate action on the part of the Borrower. This Note and the Security Agreement have been duly executed and delivered by the Borrower for itself and constitute the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

              (b) The respective Boards of Directors of each Subsidiary Guarantor have approved the Security Agreement and the Subsidiary Guaranty and the transactions contemplated thereby.

              (c) Except as set forth in Schedule 2.2(c), the issuance and sale of the Note will not give any person the right to demand payment for its shares or give rise to any preemptive or similar rights.

              2.3. No Conflicts; No Defaults; Required Filings and Consents. Except as set forth on Schedule 2.3, neither the execution and delivery by the Borrower hereof nor the consummation by the Borrower of the transactions contemplated hereby in accordance with the terms hereof will:

              (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or the Bylaws of the Borrower;

              (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligations pursuant to, or accelerate vesting under, any employment agreement, any compensation plan or any grant or award made under any of the foregoing;

              (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to the Borrower or the Subsidiary Guarantors;

              (d) violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien upon any of the properties of the Borrower or the Subsidiary Guarantors under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Borrower or any Subsidiary Guarantor is a party, or by which the Borrower or any Subsidiary Guarantor or any of their properties is bound or affected, other than with respect to the obtaining of consents thereunder, the failure of which to obtain will not result in a Material Adverse Effect; or

              (e) require any consent, approval or authorization of, or declaration, filing or registration with, any government authority, other than any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities laws ("Blue Sky Laws").

              2.4. SEC and Other Documents; Financial Statements.

              (a) The Borrower has delivered or made available to the Holder each registration statement, report, proxy statement or information statement and all exhibits, amendments and supplements thereto prepared by it or relating to its properties since December 31, 2000, which are listed on Schedule 2.4(a), each in the form (including exhibits and any amendments and supplements thereto) filed with the SEC (collectively, the "Borrower Reports"). The Borrower Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Borrower under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Borrower Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There is no unresolved violation asserted by any government authority with respect to any of the Borrower Reports.

              (b) Each of the balance sheets included in or incorporated by reference into the Borrower Reports (including the related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Borrower Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, for the absence of notes thereto, and subject to normal recurring year-end adjustments which have not been and will not be material in nature or amount.

              2.5. Absence of Certain Changes or Events. Except as previously disclosed in writing to Lender or otherwise disclosed in the Borrower Reports filed with the SEC prior to the date hereof, since December 31, 2000, the Borrower and each of its Subsidiaries has conducted its business only in the ordinary course, and there has not been (a) any change, circumstance or event that could reasonably be expected to result in a Material Adverse Effect, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Borrower's common stock, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction entered into by the Borrower or any of its Subsidiaries outside the ordinary course of business, or
(d) any material change in the Borrower's accounting principles, practices or methods.

              2.6. No Default. Immediately prior to the issuance of the Note and after giving effect thereto, no Default shall have occurred and be continuing.

              2.7. No Undisclosed Liabilities. Except as and to the extent set forth in the Borrower Reports and the Borrower's financial statements filed with the SEC or in any Schedule hereto, none of the Borrower or any of its Subsidiaries has any liabilities (nor do there exist any circumstance which are likely to give rise to liabilities) other than liabilities incurred in the ordinary course of business and consistent with past practice since December 31, 2000.

              2.9. Disclosure. None of this Note, the Security Agreement nor any certificate, instrument or written statement furnished or made to the Holder by or on behalf of the Borrower pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein in light of the circumstances under which they were made not misleading.

       3. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Borrower as follows:

              3.1. Authorization. The Holder is a duly incorporated and validly existing limited partnership in good standing under and by virtue of the laws of the State of Delaware and has all requisite power and authority to enter into and perform its obligations under this Note and the transactions contemplated hereby.

              3.2. Investment. The Holder is acquiring this Note, and, upon conversion of this Note, will acquire Units comprised of (a) convertible notes of the Borrower which are convertible into either (i) shares of Series B convertible preferred stock of the Borrower which are, convertible into shares of the Borrower's common stock or (ii) common stock of the Borrower, and (b) warrants to purchase shares of the Borrower's common stock (collectively, the "Securities"). The Holder is acquiring this Note and will acquire the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that this Note and each of the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under any applicable securities laws, by reason of a specific exemption from the registration provisions of the Securities Act or applicable state securities law.

              3.3. Disclosure of Information. The Holder has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to this Note and the Securities. The Holder further has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of this Note and the Securities and to obtain additional information necessary to verify any information furnished to the Holder or to which the Holder had access.

              3.4. Investment Experience. The Holder understands that the purchase of this Note and the Securities involves substantial risk and may result in a complete loss of its investment. The Holder has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note and Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in this Note and Securities and protecting its own interests in connection with this investment.

              3.5. Accredited Investor Status. The Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

              3.6. Restricted Securities. The Holder understands that this Note and each of the Securities are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may not be resold without registration under the Securities Act or an exemption from such registration. The Holder is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Holder understands that the Borrower is under no obligation to register or qualify under federal or state securities laws this Note (but is so obligated with respect to shares of common stock underlying such Note).

       4. Default. In the case of one or more of the following events (each, a "Default") (i) the Borrower fails to pay when due any payment of principal or interest hereof, or (ii) the Borrower applies for a trustee, receiver or other custodian for it or a substantial part of its property; a trustee, receiver or other custodian is appointed for the Borrower or for a substantial part of its property; or any bankruptcy, reorganization, debt arrangement, or other case of proceeding, is commenced in respect of the Borrower which continues for sixty
(60) days without being dismissed, bonded or discharged, or (iii) any of the representations or warranties made herein or in the Security Agreement or the Subsidiary Guaranty are untrue in any material respect, or (iv) any event or condition shall occur which results in the acceleration of the maturity of any indebtedness for borrowed money of the Borrower (A) owed to the Holder and/or its affiliates or (B) in excess of $500,000 (other than with respect to (x) that certain lease agreement, dated April 27, 2000, between FutureLink Corp. and GATX Technology Services Corporation, (y) that Master Loan and Security Agreement, dated November 3, 1999, among TransAmerica Business Credit Corporation, FutureLink Distribution Corp., and FutureLink Micro Visions Corp. and that certain Security Agreement, dated November 3, 1999, between TransAmerica Business Credit Corporation and FutureLink Distribution Corp. and (z) (a) the portion of that certain lease agreement number 12035 between EMC2 and FutureLink Corp. (the "Master Lease") that has been assigned to Fleet Capital Leasing and
(b) the portion of the Master Lease that has been assigned to De Lage Landen Financial Services, Inc.; provided, however, that this exception shall only apply until the earlier of (I) June 30, 2001 and (II) with respect to any such foregoing agreement, the taking of any remedial action by the lessor party to such agreement against the Borrower or any Subsidiary Guarantor that impairs the operations of the Borrower or any of its Subsidiaries to be determined by Holder in its sole discretion) or (C) with respect to the Senior Indebtedness (as defined in Section 6), or (v) the Borrower or any Subsidiary Guarantor breaches any of the covenants or agreements contained in the Security Agreement, any Subsidiary Guaranty or this Note (other than that covered by clause (i) above), if and when applicable, if such breach remains uncured for a period of thirty
(30) days after receipt of written notice from the Holder of such breach; then, upon the occurrence of any such event, the Holder may, without notice, declare the unpaid principal and interest on this Note, and all other obligations of the Borrower to the Holder, at once due and payable, whereupon such principal and interest shall become at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The principal of this Note and any part thereof, and accrued interest, if any, shall bear interest at the rate of twelve percent (12%) per annum ("Post-Default Rate") after Default until paid; provided, that if such Post-Default Rate exceeds the maximum rate permitted by law, such Post-Default Rate shall be reduced to the maximum rate of interest permitted by law.

       5. Use of Proceeds. The Borrower shall use the proceeds of this Note for working capital and general corporate purposes. The Borrower may not transfer any of the proceeds of this Note to, or use any of the proceeds for, FutureLink Europe Limited, a company organized under the laws of England and Wales, and KNS Holdings Limited, a company organized under the laws of England and Wales. The proceeds of this Note shall not be used to make any payments with respect to any Senior Indebtedness.

       6. Subordination. Notwithstanding anything to the contrary in this Note or in the Security Agreement or in the Subsidiary Guaranty, all rights of the Holder, its successors, transferees and assigns, and the indebtedness evidenced by this Note, shall be subordinate to the rights of Foothill Capital Corporation, a California Corporation, its successors, transferees and assigns ("Foothill") and the indebtedness of Borrower to Foothill under that certain Loan and Security Agreement dated as of November 16, 2000, as amended, by and among the Borrower, the subsidiaries named therein and Foothill (the "Foothill Loan Agreement"), the "Loan Documents", the "UK Loan Agreement", and the "UK Loan Documents" (as such terms are defined in the Foothill Loan Agreement) (the "Senior Indebtedness").

       7. Senior Indebtedness. The Borrower agrees that the aggregate principal amount of the Senior Indebtedness shall not exceed $25,000,000.

       8. Waiver of Certain Rights. Subject to notices required hereunder or under the Security Agreement or any Subsidiary Guaranty and any applicable notice periods, all parties to this Note, including maker and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be without notice or consent of any of them.

       9. Enforcement. Upon Default the Holder may employ an attorney to enforce the Holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the Holder reasonable attorneys' fees, plus all other reasonable expenses incurred by the Holder in exercising any of the Holder's rights and remedies upon Default. The rights and remedies of the Holder as provided in this Note shall be cumulative and may be pursued singly, successively, or together against any other funds, property or security held by the Holder for payment or security, in the sole discretion of the holder. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

       10. No Shareholder Rights. The Holder shall not be deemed a shareholder of the Borrower by virtue of holding this Note. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder of the Borrower.

       11. Expenses. The Borrower shall pay the expenses of the Holder (including the legal fees and expenses of Dewey Ballantine LLP, counsel to the Holder) incurred in connection with this Note and the transactions contemplated hereby.

       12. Conditions to Closing. The Initial Advance is subject to the satisfaction of each of the following conditions:

              (a) the execution and delivery of this Note by the Borrower and the Holder;

              (b) the execution and delivery of the Security Agreement by the Borrower, the Subsidiary Guarantors named therein and the Holder;

              (c) the execution and delivery of the Subsidiary Guaranty by each of the Subsidiary Guarantors named therein;

              (d) receipt by the Holder of an opinion of counsel to the Borrower and the Subsidiary Guarantors, in form a substance reasonably satisfactory to the Holder;

              (e) appropriately completed and duly executed copies of Uniform Commercial Code Financing Statements and such other documents (including, but not limited to, filings with the United States Patent and Trademark Office, United States Copyright Office and Canadian Patent and Trademark Offices) as the Holder may have requested to perfect the security interests created pursuant to the Security Agreement.

              (f) execution and delivery of the Subordination Agreement by Foothill, the Holder and the acknowledgement thereof by the Holder and the Subsidiary Guarantors;

              (g) execution and delivery of that certain Amendment Number Two to Loan and Security Agreement, dated as of the date hereof, by and among Foothill, the Borrower and certain of the Subsidiary Guarantors and the Reaffirmation and Consent by certain of the Subsidiary Guarantors;

              (h) execution and delivery of that certain Amendment Number One to Loan Agreement, dated as of the date hereof, between Foothill and FutureLink Europe Limited, and that certain Reaffirmation and Consent by KNS Holdings Limited, the Borrower, and certain of the Subsidiary Guarantors; and

              (i) all consents required for the issuance of this Note and the consummation of the transactions contemplated hereby shall have been obtained or waived.

       13. Miscellaneous. The following general provisions apply:

              (a) This Note, and the obligations and rights of the Borrower hereunder, shall be binding upon and inure to the benefit of the Borrower, the Holder, and their respective heirs, personal representatives, successors and assigns, except that the

Borrower may not assign or transfer any of its rights or obligations under this Note without the prior written consent of the Holder. The Holder may not assign or transfer this Note without the prior written consent of the Borrower (which consent may not be unreasonably withheld); provided, that the Holder may assign this Note, or any portion thereof, without the Borrower's consent to any affiliate of the Holder or to JDS Capital Management, Inc. and/or its affiliates. In connection with any permitted assignment of this Note, or any portion thereof, the Borrower, at its own expense, upon surrender of this Note shall promptly issue a new note or notes to replace this Note to reflect any such assignment.

              (b) Changes in or amendments or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Borrower and the Holder.

              (c) All payments shall be made in such coin and currency of the United States of America as at the time of payment shall be legal tender therein for the payment of public and private debts.

              (d) All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by reliable overnight courier service, or delivered by hand, to the Borrower or to the Holder at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto and shall be effective upon receipt:

              If to the Borrower, at 2 South Pointe Drive, Lake Forest, California 92630, Attention: Chief Financial Officer and General Counsel.

              If to Holder, at Pequot Capital Management, Inc., 500 Nyala Farm Road, Westport, Connecticut 06880, Attention: Carol Holley and Amber Tencic.

              (e) This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.



                  [Remainder of Page Intentionally Left Blank]


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

              IN WITNESS WHEREOF, each party hereto has caused this instrument to be executed in its corporate name by its duly authorized officer as of the day and year first above written.

                                        BORROWER

                                        FUTURELINK CORP.


                                        By:  /s/ HOWARD E. TAYLOR
                                           -------------------------------------
                                           Howard E. Taylor, President
                                           and Chief Executive Officer


                                        HOLDER

                                        PEQUOT PRIVATE EQUITY FUND II, L.P.

                                        By:  Pequot Capital Management, Inc.,
                                             its Investment Manager


                                        By:  /s/ KEVIN E. O'BRIEN
                                           -------------------------------------
                                             Kevin E. O'Brien, General Counsel

                                 SCHEDULE 2.1(d)

                              LIST OF SUBSIDIARIES


1. FutureLink Micro Visions Corp., a Delaware corporation, doing business as FutureLink

2. FutureLink Pleasanton Corp., a Delaware corporation, doing business as FutureLink

3. FutureLink Async Corp., a Delaware corporation, doing business as FutureLink

4. FutureLink VSI Corp., a Maryland corporation, doing business as FutureLink

5. FutureLink Madison Corp., a Delaware corporation, doing business as FutureLink

6. FutureLink Canada Corp., an Ontario corporation, doing business as FutureLink

7. KNS Holdings Limited, a U.K. corporation, which wholly owns FutureLink Europe Limited, a U.K. corporation

8. 3045207 Nova Scotia Company, a Nova Scotia unlimited liability company which wholly owns 1423280 Ontario Inc., an Ontario corporation

The former shareholders of Charon Systems Inc. ("Charon") hold 2,199,965 shares of the capital stock of 1423280 Ontario Inc., which shares were issued in connection with the Borrower's acquisition of Charon. These shares represent a minority interest in 1423280 Ontario Inc. Each share so held by the former Charon shareholders is convertible into one share of Borrower's common stock at the option of the holders.

With respect to all other capital stock of each Subsidiary, the Borrower owns all of the capital stock of each Subsidiary, provided that the Borrower has granted a security interest in the capital stock of each Subsidiary to Foothill Capital Corporation as security for the Foothill Indebtedness.

                                 SCHEDULE 2.2(c)

Each of Pequot Private Equity Fund II, L.P., Pequot Partners Fund, L.P., Pequot International Fund, Inc., Pequot Endowment Fund, L.P., Dimensional Partners Ltd. and Dimensional Partners L.P., each as buyers under one or both of those certain Securities Purchase Agreements by and between the Borrower, Pequot Private Equity Fund II, L.P. and each of the other buyers and dated October 15, 1999 and April 28, 2000, have certain preemptive rights which may be triggered by execution of this Note and the transactions contemplated thereby.

Additionally, the terms of the optional conversion pursuant to Section 1 of the Note may trigger anti-dilution provisions of several outstanding warrants to purchase common stock of the Borrower and anti-dilution provisions contained in the Borrower's Series A Preferred Stock Certificate of Designation.

                                  SCHEDULE 2.3

(a) -- (b)     None.

(d) MATERIAL AGREEMENTS REQUIRING CONSENT OR WAIVER DUE TO TRANSACTIONS CONTEMPLATED BY NOTE

       The Borrower has requested in writing consent to the Note and the transactions contemplated hereby under the agreements marked with an asterisk (*).

1. Microsoft Application Services Agreement, dated 12/23/00, between Microsoft Corporation and FutureLink Corp; prohibits a transaction that results in the transfer of 20% of any class of Borrower's capital stock to another entity and prohibits assignment of Maker's interest in such agreement.*

2. Microsoft Direct Commercial Service License Agreement between Microsoft Corporation and FutureLink Distribution Corp., dated 5/21/99; prohibits assignment of Borrower's interest in such agreement.*

3. Microsoft Alliance Agreement, dated 6/29/00, prohibits acquisition of direct or indirect control of Borrower.*

4. Citrix Application Service Provider Agreement, and related "iLicense" Agreement dated 1/12/00 between Citrix Systems, Inc. and FutureLink Corp.; prohibits transfer or assignment of any rights under such agreement.*

5. Loan and Security Agreement among Foothill Capital Corporation, FutureLink Corp., and certain of its Subsidiaries, dated 11/16/00, and related documents, including without limitation, the Loan and Security Agreement between Foothill Capital Corporation, and FutureLink Europe Limited, dated December 13, 2000 and the documents related thereto; prohibits incurrence of debt and prohibits the grant of a security interest in Borrower's assets. [The consent of Foothill Capital Corporation has been provided pursuant to the amendments to such agreements executed on the date hereof.]

6. Master Loan and Security Agreement among TransAmerica Business Credit Corporation, FutureLink Distribution Corp., and FutureLink Micro Visions Corp., dated 11/3/99 and Security Agreement between TransAmerica Business Credit Corporation and FutureLink Distribution Corp., dated 11/3/99; prohibits granting a security interest in Borrower's assets securing the obligation, prohibits assigning

       Borrower's rights under such agreement, and prohibits a material change in Borrower's capital structure.*

7. Master Lease and Financing Agreement between Compaq Financial Services and FutureLink Corp., dated 11/15/99; prohibits the incurrence of a substantial amount of debt, prohibits granting a security interest in the equipment leased to Borrower pursuant to such agreement, and prohibits assigning Borrower's rights under such agreement.*

8. Master Lease Agreement between EMC(2) and FutureLink Corp., dated 12/16/99; prohibits granting a security interest in the equipment leased to Borrower pursuant to such agreement and prohibits assigning Borrower's rights under such agreement.*

9. Lease Agreement between GATX and FutureLink Corp., dated 10/6/00; prohibits granting a security interest in the equipment leased to Borrower pursuant to such agreement and prohibits assigning Borrower's rights under such agreement.*

10. Lease Agreement dated April 27, 2000 between Olen Commercial Realty Corp. and FutureLink Micro Visions Corporation for 2 South Pointe Dr., Lake Forest, Ca.; prohibits a lien on Borrower's interest in the lease.*

11. Lease Agreement dated August 8, 2000 between Transwestern Lexington, LLC and FutureLink Corp. for 360 Lexington Avenue, New York; prohibits a lien on Borrower's interest in the lease.*

12. Lease Agreement related to 450 Main Street, Pleasanton, California facility; prohibits a lien on Borrower's interest in the lease.*

13. Lease Agreement related to Walled Lake, Michigan facility; prohibits a lien on Borrower's interest in the lease.*

14. Financing Agreement between Hewlett Packard and FutureLink Corp. dated as of May 22, 2000; prohibits granting a security interest in the equipment leased to Borrower pursuant to such agreement and prohibits assigning Borrower's rights under such agreement.*

15. Master Lease Agreement between Data General Corporation and FutureLink MicroVisions Corp. dated as of September 28, 1999; prohibits granting a security interest in the equipment leased to Borrower pursuant to such agreement and prohibits assigning Borrower's rights under such agreement.*

16. Security Agreement General and Purchase Money between Ingram Micro Inc. and FutureLink Distribution Corp. (now FutureLink Canada Corp.) dated as of May 12, 2000; prohibits granting a security interest in any assets of FutureLink Canada Corp.*

17. General Security Agreement between Merisel Canada Inc. and Sysgold Ltd. (now FutureLink Canada Corp.) dated as of May 5, 1995; prohibits granting a security interest in any assets of FutureLink Canada Corp.*

18. General Security Agreement between Tech Data Canada Inc. and Charon Systems Inc. (now FutureLink Canada Corp.) dated as of June 15, 2000; prohibits granting a security interest in any assets of FutureLink Canada Corp.*

(c) & (e)      REGULATORY CONSENTS OR APPROVALS

1. Under the rules of the Nasdaq Stock Market, shareholder approval of the transactions contemplated by the Note (or a waiver of such approval by Nasdaq) may be required. The Borrower intends to seek a waiver of the shareholder approval requirements. In the alternative, the Borrower will seek shareholder approval at a special stockholders meeting.

2. Under the rules of the Nasdaq Stock Market, a Notification Form: Listing of Additional Shares may have been required to be filed at least 15 days prior to the issuance of the Note. Such filing has not yet been made. The Borrower intends to make such filing as soon as practicable after the execution of this Note.

                                 SCHEDULE 2.4(a)



1. Annual Report for the year ended December 31, 2000 on Form 10-KSB as filed on 4/2/01

2.     Current report on Form 8-K Filed on 4/2/01

3.     Registration Statement on Form S-8 Filed on 3/30/01

4.     Amendment No. 2 to Tender Offer on Schedule TO-I Filed on 3/19/01

5.     Amendment No. 1 to Tender Offer on Schedule TO-I Filed on 3/9/01

6. Prospectus to Registration Statement on Form S-3 Filed Pursuant to Rule 424(b)(3) Filed on 2/16/01

7. Amendment No. 1 on Form S-3 to Registration Statement on Form SB-2 Filed on 2/12/01

8.     Tender Offer on Schedule TO-I Filed on 2/12/01

9.     Current Report on Form 8-K Filed on 2/9/01

                                                                       EXHIBIT A





UNITS: Each Unit shall consist of (i) a $100,000 Senior Subordinated Convertible Note (the "Notes") and (ii) warrants to purchase 15% of the shares of Common Stock issuable upon conversion of the Notes as set forth below (the "Warrants"). Each $100,000 of principal and interest due and owing on the $5,000,000 Secured Subordinated Convertible Promissory Note to which this Exhibit A is attached (the "Bridge Note") shall convert into one Unit. The Units issued on conversion of the Initial Advance (as defined in the Bridge
                                    Note) are referred to as the "First Tranche
                                    Units" and the Units issued on conversion of the Subsequent Advance (as defined in the Bridge Note) are referred to as the "Second Tranche Units." The holders of the Units are collectively referred to as the "Investor". Pequot Capital Management, Inc. and/or its affiliates and/or JDS Capital Management, Inc. and/or its affiliates shall also have the right to purchase a pro rata portion of up to an additional amount of $2,500,000 in the next round of equity or convertible debt financing in which the Company receives aggregate gross proceeds of at least $5,000,000 (for a total of up to $7,500,000)
                                    (the "Third Party Financing").


THE NOTES:


       Interest Rate: The Notes shall bear interest at 8% per annum, payable quarterly in cash, or, at the investors option, in kind.


       Maturity:                    The Maturity Date shall be the earlier of
                                    (i) 36 months from the date of issuance or
                                    (ii) upon a Liquidation Event (as
                                    hereinafter defined).


       Conversion:                  At any time on or prior to the Maturity
                                    Date, at the option of the holder, all or any portion of the principal amount of the Notes and all accrued and unpaid interest due on such Notes, may be converted into (i) the number of shares of one or more series of preferred stock of the Company (the "New
                                    Preferred Stock"), each senior to the
                                    outstanding Series A Preferred Stock of the
                                    Company and with the terms and conditions described herein, and, if the Third Party
                                    Financing occurs, with the exception of the Common Stock Conversion Price, on substantially the same terms and conditions as the preferred stock to be issued in the Third
                                    Party Financing, equal to the portion of the principal and accrued and unpaid interest due on such Notes which the holder decides to convert, divided by the Preferred Stock
                                    Conversion Price or (ii) the number of
                                    shares of Common Stock of the Company
                                    ("Common Stock") equal to the portion of the principal and accrued and unpaid interest due on such Notes which the holder decides to convert, divided by the Common Stock
                                    Conversion Price.


       Conversion Price:            The Preferred Stock Conversion Price shall
                                    be $10.00.


                                    The Common Stock Conversion Price of the
                                    First Tranche Units shall be the average closing bid price of the Common Stock for the five trading days preceding the date of the Initial Advance (the "Initial Funding Date").


                                    The Common Stock Conversion Price of the
                                    Second Tranche Units shall be determined as follows: (a) if the Third Party Financing closes within 15 days of the Initial Funding Date, the Common Stock Conversion Price shall be the lower of the average closing bid price of the Common Stock for the five trading days preceding the Initial Funding Date and the five trading days preceding the closing date of the Third Party Financing (the "Third Party Financing Common Stock Conversion Price"); (b) if the Third Party Financing closes more than 15 days after the Initial Funding Date but on or before May 30, 2001, the Common Stock Conversion Price shall be the lower of $0.60 and the Third Party Financing Common Stock Conversion Price and (c) if the Third Party Financing closes after May 30, 2001, the Common Stock Conversion Price shall be the same as the Common Stock Conversion Price of the First Tranche Units.


                                    Notwithstanding the preceding paragraph, if and solely to the extent necessary to comply with the Nasdaq Stock Marketplace Rules (the "Nasdaq Rules"), (a) the Common Stock Conversion Price for the Second Tranche Units shall be fixed at the average closing bid price of the Common Stock for the five trading days preceding the date of the Subsequent Advance and (b) if such Common Stock Conversion Price for the Second Tranche Units is less than the Common Stock Conversion Price for the First Tranche Units, the Company shall issue to the Investor special warrants to purchase additional shares of Common Stock in an amount equal to (i) the difference between the Common Stock Conversion Price for the First Tranche Units less the Common Stock Conversion Price for the Second Tranche Units (ii) multiplied by the number of shares of Common Stock into which the Second Tranche Units are convertible (the "Special Warrants"). The exercise price of the Special Warrants shall be equal to the Common Stock Conversion Price of the Second Tranche Units.


       Conversion Limitation:       In order to be in compliance with the Nasdaq
                                    Rules relating to shareholder approval of a transaction by an issuer other than a public offering, the holders of the Units
                                    (including the Investor) will agree not to convert the securities which comprise the Units into a number of shares of Common
                                    Stock which, together with any securities issued in connection with the Third Party
                                    Financing, in the aggregate, would result in the issuance of more than 19.9 % of the outstanding shares of Common Stock before the issuance of the Units (the "Conversion
                                    Limitation"), until the receipt of
                                    stockholder approval of the transaction or a waiver of such requirement from Nasdaq. The
                                    Company agrees to seek shareholder approval of the transactions contemplated by the Note and this Exhibit A or such a waiver as soon as reasonably practicable, but in no event later than June 30, 2001.


       Call Provision:              The Notes shall be callable by the Company,
                                    at such time as the closing bid price for the Common Stock of the Company has equaled or exceeded, in each case for the 30 consecutive trading days prior to the Company's notice to holders to call such Notes, (i) twice the Common Stock Conversion
                                    Price during year one, (ii) two and a half times the Common Stock Conversion Price during year two, and (iii) three times the Common Stock Conversion Price during year three or beyond, provided the Common Stock of the Company is trading on a national securities exchange or the NASDAQ SmallCap or National Market System, and the shares underlying the Notes are fully registered for resale and not subject to any lock-up provisions. The Investor shall have the right to convert all of the Notes before the call date and the Company may not call the Notes if the Investor's right to convert such Notes is restricted in any way.


       Put Provision:               In the event that at the two-year
                                    anniversary of the closing of the First
                                    Tranche Units (the "Anniversary Date"), the average closing bid price of the Company's

                                    Common Stock for the 30 consecutive trading days immediately preceding such two-year anniversary (the "Average Trading Price") is less than the Common Stock Conversion Price, the Noteholder will have the right to accelerate the Maturity Date of the Notes to a date twenty days after the Anniversary Date (the "Put"). In the event of such Put, the Company shall have the option to pay such redemption price in cash or in shares of the Company's common stock valued at the Average Trading Price provided the shares to be issued are fully registered for resale pursuant to an effective registration statement and are not subject to any lock-up provisions.


       Security/Ranking:            The Notes shall be secured by substantially
                                    all of the assets of the Company and shall rank senior to any existing or future indebtedness but shall be subordinate to Senior Indebtedness (to be defined in the definitive documentation).


       Covenants:                   The Notes shall contain standard affirmative
                                    and negative covenants including
                                    restrictions on incurrence of debt, payment of dividends, mergers, increases in compensation, related party transactions, etc.


       Antidilution:                If the Third Party Financing closes on or
                                    before May 30, 2001 and the Third Party
                                    Financing Common Stock Conversion Price is less than the Common Stock Conversion Price for the First Tranche Units, then the Common
                                    Stock Conversion Price for the First Tranche
                                    Units shall be reduced to the Third Party
                                    Financing Common Stock Conversion Price and the number of shares of Common Stock into which the Units are convertible (the
                                    "Conversion Shares") shall be adjusted
                                    accordingly.


                                    Notwithstanding the preceding paragraph, if and solely to the extent necessary to comply with the Nasdaq Stock Marketplace Rules (the "Nasdaq Rules"), (a) the Common Stock Conversion Price for the First Tranche Units shall be fixed at the average closing bid price of the Common Stock for the five trading days preceding the Initial Funding Date and (b) if the Third Party Financing Common Stock Conversion Price is less than the Common Stock Conversion Price for the First Tranche Units, the Company shall issue to the Investor special warrants to purchase additional shares of Common Stock in an amount equal to (i) the Common Stock Conversion Price for the First Tranche Units less the Third Party Financing Common Stock Conversion

                                    Price (ii) multiplied by the number of
                                    shares of Common Stock into which the First
                                    Tranche Units are convertible (the
                                    "Additional Special Warrants"). The exercise price of the Additional Special Warrants shall be equal to the average closing bid price of the Common Stock for the five trading days preceding the closing date of the Third Party Financing.


                                    In the event that after the Initial Funding
                                    Date (except as provided in this Exhibit A) the Company issues any other shares of Common Stock, preferred stock, options, warrants or convertible securities at a purchase price, conversion price or exercise price (including any adjustments thereof) per share less then the fair market value (the "Purchase Price"), then the applicable Conversion Price and the number of Conversion Shares shall be adjusted on a weighted-average basis (subject to certain customary exceptions to be agreed to by the parties), unless any such issuance occurs within one-year after the initial closing of the First Tranche Units and the Purchase Price is below the Conversion Price, in which event the Conversion Price shall be automatically reduced to such lower price, and the number of Conversion Shares shall be adjusted accordingly. Notwithstanding the foregoing, no anti-dilution adjustment shall be applicable in the event that (i) the Purchase Price of any securities issued equals twice the Conversion Price and (ii) the Conversion Shares are fully registered for resale pursuant to an effective registration statement and are not subject to any lock-up provisions.


                                    Appropriate adjustments shall be made in the applicable Conversion Price and the number of Conversion Shares for stock splits, reverse splits, combinations, reclassifications and similar changes.


       Registration Rights:         The Company shall file a registration
                                    statement covering the shares of Common
                                    Stock underlying the Units (without giving effect to the potential anti-dilution calculations) within three months after the closing of the First Tranche Units, and shall use its best efforts to cause such registration statement to become effective within two months after such filing, subject to the lock-up provision set forth below.
                                    Unlimited piggyback registration rights. In the event that such registration statement is not effective within six months or the effectiveness and use thereof is suspended beyond certain mutually agreed periods then the applicable

                                    Conversion Price shall be reduced by 5% for each month, or portion thereof, until such time as the registration statement is effective or the suspension ceases and the prospectus may be used.


       Amendments/Waivers:          The provisions of the Notes may from time to
                                    time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the holders of not less than 50% in principal amount of the Notes.



       NEW PREFERRED STOCK:         The New Preferred Stock shall have the same
                                    covenants and antidilution rights as the Notes. The New Preferred Stock shall have customary terms, including, but not limited to, customary conversion rights and voting rights. In addition, the New Preferred Stock shall have the following terms:


       Original Issue Price:        The Original Issue Price for each share of
                                    New Preferred Stock shall be $10.00.


                                    Liquidation Value/Preference: Each share of
                                    New Preferred Stock shall be entitled to receive, in preference to holders of common stock and the holders of any shares of Series A Preferred Stock, an amount such that holders of each share of New Preferred Stock shall receive a compound annual return on the Original Issue Price equal to 33%, (the "Liquidation Preference"). In no event shall the holders of New Preferred Stock receive a return on the Original Issue Price of less than 15%, irrespective of the date of such a Liquidation Event. After payment in full of the Liquidation Preference, the holders of shares of New Preferred Stock shall be entitled to participation in the Company's remaining assets, and any assets available for distribution shall be distributed to the holders of the Common Stock and the holders of New Preferred Stock in proportion to the number of shares of Common Stock then held by them and the number of shares of Common Stock which they then have the right to acquire upon conversion of the shares of New Preferred Stock then held by them. A merger or consolidation, where existing stockholders do not retain more than 50% of the voting power or interest, a sale of all or substantially all of the Company's assets or an acquisition of 50% or more of the voting power or interest in the Company by a single person or Section 13D (except in a transaction provided in this Exhibit A) group shall be deemed to be a liquidation for purposes hereof except to the extent that such acquisition, merger or consolidation transaction involves the formation of a holding company or is an internal reorganization or reclassification, the effect of which is that more than 50% of the voting power remain constant ("Liquidation Event").


       Dividends:                   Holders of New Preferred Stock shall be
                                    entitled to receive, prior to any payments of dividends to holders of the Common Stock or other series of preferred stock of the Company, cumulative dividends payable quarterly in the amount of 8% per annum per share. To the extent that the dividend is not declared and paid quarterly, it shall accumulate. At the option of the holder, dividends may be paid in-kind or paid in cash.


WARRANTS; SPECIAL WARRANTS:         The Company shall issue seven-year Warrants
                                    to purchase a number of shares of Common
                                    Stock equal to 15% of the number of shares of Common Stock initially issuable upon conversion of the Notes, at an exercise price equal to 100% of the Common Stock
                                    Conversion Price (the "Warrant Exercise
                                    Price"). The Company shall issue seven year
                                    Special Warrants and Additional Special
                                    Warrants as described herein. The number of shares to be issued upon exercise of the Warrants, Special Warrants and Additional
                                    Special Warrants are hereinafter referred to as the Warrant Shares. The Warrants, Special
                                    Warrants and Additional Special Warrants shall contain the same anti-dilution rights as provided in the Notes and shall provide for cashless exercise.